BlackRock Developing Capital Markets Fund, Inc.

 (formerly Merrill Lynch Developing Capital Markets Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 22 filed on September 22, 2006 (SEC Accession No. 0001193125-06-195893).